UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2017

Sevion Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10210 Campus Point Drive, Suite 150, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

858-909-0749
(Registrant's telephone number, including area code)

___________________Not applicable_____________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

Consent and Waiver Agreement

As previously disclosed, between May and July 2015, Sevion Therapeutics, Inc., a Delaware corporation (the “Company”) conducted a financing transaction in which it issued to investors units consisting of either (i) shares of the Company’s common stock, par value $0.01 (the “Common Stock”), or, at the election of the Subscriber, (ii) shares of the Company’s 0% Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”) and a warrant to purchase one half of one share of Common Stock at an exercise price of $1.50, and also issued certain warrants to its placement agent as partial compensation for its services (hereinafter referred to as the “2015 Financing”). In connection with the 2015 Financing, the Company granted certain anti-dilution and exercise price adjustment rights to the investors and placement agent (hereinafter referred to as the “Price Protection Provisions”).

The Price Protection Provisions expired on January 27, 2017. Notwithstanding this, on February 15, 2017, in connection with the Notes and the Exchange Agreement (both as defined below), the Company executed a consent and waiver agreement, by and among the Company and certain investors (the “Consent and Waiver Agreement”), which extended the Price Protection Provisions and set a floor at $0.40 per share, which was triggered by the Notes. The foregoing description of the terms of the Consent and Waiver Agreement is qualified in its entirety by the provisions of the Consent and Waiver Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities

Preferred Stock Exchange Agreement

On February 15, 2017, in connection with the issuance of the Notes discussed below, certain of the holders of the Company’s outstanding 10% Convertible Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) exchanged 310 shares of Series A Preferred Stock for 1,240,000 shares of Common Stock, at an exchange price of $0.25 per share, pursuant to a preferred stock exchange agreement, by and among the Company and the holders of its Series A Preferred Stock (the “Exchange Agreement”). The foregoing description of the terms of the Exchange Agreement is qualified in its entirety by the provisions of the Exchange Agreement, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

The shares of Common Stock issued pursuant to the Exchange Agreement were issued solely to former holders of Series A Preferred Stock, upon exchange pursuant to the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). This exemption is available to the Company because the shares of Common Stock were exchanged by the Company with its existing security holders with no commission or other remunerations being paid or given for soliciting such an exchange.

Convertible Promissory Notes

On February 15, 2017, the Company issued convertible promissory notes (the “Notes”) in the aggregate amount of $500,000 to OPKO Health, Inc. and an existing stockholder of the Company (the “Noteholders”). The Notes have customary events of default, an interest rate of 6% per annum, and principal and interest due six months from the date of issuance (the “Maturity Date”).

The Notes provide for mandatory conversion: (a) if the Company enters into a transaction or series of transactions for an aggregate sale price of at least One Million Dollars ($1,000,000) of the Company’s capital stock (referred to as the “Qualified Financing”) then the outstanding principal balance and accrued but unpaid interest on the Notes will automatically convert into such capital stock sold in the Qualified Financing at a conversion price equal to the lesser of (i) the price per share paid by investors at the close of the Qualified Financing or (ii) $0.10 (the “Conversion Price”); or (b) upon a sale of all or substantially all of the Company’s assets, whether by sale, acquisition or merger, the outstanding principal balance and accrued but unpaid interest on the Notes will automatically convert at the Conversion Price into shares of Common Stock or such other securities on terms and conditions agreed upon by the Company and the holders of a majority of the outstanding principal amount of the Notes. Additionally, the Notes contain an optional conversion feature which provides that all or any portion of the outstanding principal balance and accrued but unpaid interest on the Notes may be converted at the Conversion Price.

In connection with the issuance of the Notes, the Company also amended and restated promissory notes issued to the Noteholders in November 2016 (the “Previous Notes”) in order to make the Previous Notes convertible upon the same terms as the Notes. As previously publicly disclosed, the Previous Notes had customary events of default, an interest rate of 5% per annum, and principal and interest due twelve months from their issuance. The Previous Notes, as amended and restated, are referred to as the “Amended Notes”.

Notwithstanding the above, the Notes and the Amended Notes contain a blocker feature which does not allow for conversion if it would cause such purchaser’s beneficial ownership of the shares of capital stock of any class of the Company outstanding at the time of conversion to exceed 4.99%, except that the Company may increase this beneficial ownership limitation to 9.99% in such purchaser’s sole discretion upon sixty-one (61) days’ notice. This limitation automatically terminates on the date that is fifteen (15) days prior to the Maturity Date. The foregoing description of the terms of the Notes and the Amended Notes is qualified in its entirety by the provisions of the Notes and Amended Notes, which are filed hereto as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein.

The Notes and the Amended Notes were issued pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

4.1	Form of Convertible Promissory Note, dated as of February 15, 2017, by and among the Company and the Noteholders.

4.2

Form of Amended and Restated Convertible Promissory Note, dated as of February 15, 2017, by and among the Company and the Noteholders, amending and restating the Previous Notes, dated November 10, 2016.

10.1	Form of Consent and Waiver Agreement, dated as of February 15, 2017, by and among the Company and the Investors listed as signatories thereto.

10.2	Form of Series A Preferred Stock Exchange Agreement, dated as of February 15, 2017, by and among the Company and the Holders listed as signatories thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVION THERAPEUTICS, INC.

Dated: February 22, 2017	By:	/s/ David Rector
Name: David Rector
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No	Description

4.1	Form of Convertible Promissory Note, dated as of February 15, 2017, by and among the Company and the Noteholders.

4.2	Form of Amended and Restated Convertible Promissory Note, dated as of February 15, 2017, by and among the Company and the Noteholders, amending and restating the Previous Notes, dated November 10, 2016.

10.1	Form of Consent and Waiver Agreement, dated as of February 15, 2017, by and among the Company and the Investors listed as signatories thereto.

10.2	Form of Series A Preferred Stock Exchange Agreement, dated as of February 15, 2017, by and among the Company and the Holders listed as signatories thereto.